                                                                      EXHIBIT 11
                            EXHIBIT 11 TO FORM 10-Q
                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                             --------------------
                                                                                               1996       1995
                                                                                             ---------  ---------
Net income.................................................................................  $  13,239  $   9,005
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Weighted average number of shares outstanding (A)
  Primary:
    Common stock...........................................................................     57,988     56,607
    Common stock equivalents -- stock options (B)..........................................      2,018      1,956
                                                                                             ---------  ---------
    Primary shares outstanding.............................................................     60,006     58,563
                                                                                             ---------  ---------
                                                                                             ---------  ---------
  Fully Diluted:
    Common stock...........................................................................     57,988     56,607
    Common stock equivalents -- stock options (B)..........................................      2,195      2,068
                                                                                             ---------  ---------
    Fully diluted shares outstanding.......................................................     60,183     58,675
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Net income per share:
  Primary..................................................................................  $     .22  $     .15
  Fully diluted............................................................................  $     .22  $     .15
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(A) All  share and per share amounts have been restated to retroactively reflect the two-for-one stock split declared on May 1, 1996.

(B) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.